                                                                     EXHIBIT 4.4


                                                                       EXHIBIT A


                     [FORM OF FACE OF EXCHANGE SENIOR NOTE]


                                                                    No. Up to: $

                             8% Senior Note due 2009

                                                                CUSIP No. ______

Bresnan Communications Group LLC, a Delaware limited liability company (the "Company"), and Bresnan Capital Corporation, a Delaware corporation ("BCC"), promise to pay to Cede & Co., or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto on February 1, 2009.

                  Interest Payment Dates: February 1 and August 1.

                  Record Dates:  January 15 and July 15.

                  Additional provisions of this Senior Note are set forth on the other side of this Senior Note.


                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.



                                    BRESNAN COMMUNICATIONS GROUP LLC,

                                    by     Bresnan Communications Company
                                           Limited Partnership, its sole member

                                    by     BCI (USA) L.L.C., managing general
                                           partner

                                    by     Bresnan Communications, Inc.,
                                           managing member

                                    by     ______________________________

                                           Name:
                                           Title:


                                    by     ______________________________

                                           Name:
                                           Title:



                                    BRESNAN CAPITAL CORPORATION,

                                    by     ______________________________

                                           Name:
                                           Title:


                                    by     ______________________________

                                           Name:
                                           Title:

[CORPORATE SEAL]


TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

Dated:

STATE STREET BANK AND
TRUST COMPANY,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.


By:      _________________________
         Authorized Signatory

                 [FORM OF REVERSE SIDE OF EXCHANGE SENIOR NOTE]
                             8% Senior Note due 2009


1.  Interest

                  (a) Bresnan Communications Group LLC, a Delaware limited liability company (such limited liability company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), and Bresnan Capital Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "BCC") promise to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The Company and BCC will pay interest semiannually on February 1 and August 1 of each year. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 2, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company and BCC shall pay interest on overdue principal at the rate borne by the Senior Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Senior Notes to the extent lawful.

2.  Method of Payment

                  The Company and BCC will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered holders of Senior Notes at the close of business on the January 15 or July 15 next preceding the interest payment date even if Senior Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Notes represented by a Global Security (including principal, premium and interest) will be made by wire
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transfer of immediately available funds to the accounts specified by The
Depository Trust Company. The Company will make all payments in respect of a certificated Senior Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Senior Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Senior Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company and BCC may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company and BCC or any of the Company's domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company and BCC issued the Senior Notes under an Indenture dated as of February 2, 1999 (the "Indenture"), among the Company, BCC and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Notes are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Senior Notes are senior unsecured obligations of the Company and BCC limited to $250,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Senior Note is one of the Exchange Senior Notes referred to in the Indenture issued in exchange for Initial Securities. The Senior Notes include the Exchange Senior

Notes, the Original Senior Notes in the aggregate principal amount of $170,000,000 and up to an aggregate principal amount of $80,000,000 additional Initial Senior Notes that may be issued under the Indenture. The Exchange Senior Notes, the Original Senior Notes and such additional Initial Senior Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Dispositions. The Indenture also imposes limitations on the ability of the Company and BCC to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and BCC. These limitations are subject to significant exceptions, and most would cease to be effective while the Senior Notes have an Investment Grade Rating.

5.  Optional Redemption

                  Except as set forth below, the Senior Notes may not be redeemed prior to February 1, 2004. On and after that date, the Company and BCC may redeem the Senior Notes in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after February 1 of the years set forth below:


Period

2004
2005
2006
2007 and thereafter
Redemption
  Price

104.000%
102.667%
101.333%
100.000%

                  Notwithstanding the foregoing, on or prior to February 1, 2002, the Company and BCC may redeem up to 35% of the original aggregate principal amount of the Senior Notes issued with the net cash proceeds to the Company from one or more Equity Offerings, at a redemption price equal to 108.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that it on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Senior Notes remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering.

6.  Sinking Fund

                  The Senior Notes are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of optional redemption pursuant to paragraph 5(a) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date, and notice of mandatory redemption pursuant to paragraph 5(b) will be mailed promptly after the occurrence of the event triggering such redemption but in no event less than 10 days prior to the Mandatory Redemption Date, in each case, to each Holder of Senior Notes to be redeemed at his or her registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Notes (or such portions thereof) called for redemption.

8.  Repurchase of Senior Notes at the Option of Holders upon Change of
    Control

                  Upon a Change of Control, any Holder of Senior Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Senior Notes of such Holder at a purchase price equal to 101%
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of the principal amount of the Senior Notes to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.  Denominations; Transfer; Exchange

                  The Senior Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Senior Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Notes selected for redemption (except, in the case of a Senior Note to be redeemed in part, the portion of the Senior Note not to be redeemed) or to transfer or exchange any Senior Notes for a period of 15 days prior to a selection of Senior Notes to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

                  The registered Holder of this Senior Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company and BCC at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and BCC and not to the Trustee for payment.

12.  Discharge and Defeasance

                  Subject to certain conditions, the Company and BCC at any time may terminate some of or all its obligations under the Senior Notes and the Indenture if the Company or BCC deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Senior Notes may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Senior Notes, the Company, BCC and the Trustee may amend the Indenture or the Senior Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; (iv) to add Guarantees with respect to the Senior Notes; (v) to reflect the release pursuant to the terms of the Indenture of a Restricted Subsidiary from its obligations with respect to a Subsidiary Guarantee; (vi) to secure the Senior Notes; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, subject to certain limitations, may declare all the Senior Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The

Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15. Trustee Dealings with the Company and BCC

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with and collect obligations owed to it by the Company, BCC or their respective Affiliates and may otherwise deal with the Company, BCC or their respective Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or BCC shall not have any liability for any obligations of the Company or BCC under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Note, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes.

17.  Authentication

                  This Senior Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Note.

18.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company and BCC have caused CUSIP numbers to be printed on the Senior Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY AND BCC WILL FURNISH TO ANY HOLDER OF SENIOR NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SENIOR NOTE.

                                 ASSIGNMENT FORM



To assign this Senior Note, fill in the form below:

I or we assign and transfer this Senior Note to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.


___________________________________________________________

Date: ________________ Your Signature: _____________________


___________________________________________________________
Sign exactly as your name appears on the other side of this Senior Note.


Signature Guarantee:

Date: ______________________                __________________________
Signature must be guaranteed                Signature of Signature
by a participant in a                             Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

___________________________________________________________

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $    .
The following increases or decreases in this Global Security have been made:

Date of                  Amount of decrease      Amount of increase      Principal Amount         Signature of
Exchange                 in Principal            in Principal            of this Global           authorized
                         Amount of this          Amount of this          Security following       signatory of
                         Global Security         Global Security         such decrease or         Trustee or
                                                                         increase                 Securities
                                                                                                  Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


                           IF YOU WANT TO ELECT TO HAVE THIS SENIOR NOTE
PURCHASED BY THE COMPANY AND BCC PURSUANT TO SECTION 4.07 (ASSET
DISPOSITION) OR 4.13 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                                   [ ]

                           IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SENIOR NOTE PURCHASED BY THE COMPANY AND BCC PURSUANT TO SECTION 4.07 OR 4.13 OF THE INDENTURE, STATE THE AMOUNT:

$


DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE
SENIOR NOTE)


SIGNATURE GUARANTEE:_______________________________________
                    SIGNATURE MUST BE GUARANTEED BY A
                    PARTICIPANT IN A RECOGNIZED SIGNATURE
                    GUARANTY MEDALLION PROGRAM OR OTHER
                    SIGNATURE GUARANTOR ACCEPTABLE TO THE
                    TRUSTEE.